EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-104948, 333-84918, 333-62126, 333-56472, 333-32436 and 333-77851) pertaining to the 1999 Stock Incentive Plan, as amended and restated through February 1, 2002, 1999 Employee Stock Purchase Plan as amended and restated through February 1, 2002, 2000 International Employee Stock Purchase Plan as amended and restated through February 1, 2002, 2000 International Employee Stock Purchase Plan, BayGate, Inc. Restated 1999 Stock Plan, 2000 Supplemental Stock Option Plan, 1999 Stock Incentive Plan, and 1999 Employee Stock Purchase Plan of Portal Software, Inc. and in the Registration Statements (Form S-3 Nos. 333-108731, 333-85070 and 333-49848) of Portal Software, Inc. and in the related Prospectuses of our report dated February 24, 2004, with respect to the consolidated financial statements and schedule of Portal Software, Inc. included in this Annual Report (Form 10-K) for the year ended January 31, 2004.

/S/  ERNST & YOUNG LLP

San Jose, California

April 9, 2004